Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements on Form S-3 Nos. 333-146720, 333-161915, 333-178504, 333-183964 and 333-207039 and on Form S-8 Nos. 333-69145, 333-124653, 333-75993, 333-64795, 333-04161, 333-86530, 333-38178, 333-140819, 333-118693, 333-171298, 333-188128, and 333-214662 of Newmont Mining Corporation our reports dated February 22, 2018, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the revisions discussed in Note 2, “Revision of Financial Statements” and the adoption of ASU No. 2016-15 related to the classification of certain items on the statement of cash flows as discussed in Note 3, “Summary of Significant Accounting Policies”, as to which the date is April 26, 2018, with respect to the consolidated financial statements and schedule of Newmont Mining Corporation and the effectiveness of internal control over financial reporting of Newmont Mining Corporation included in this Annual Report (Form 10-K) of Newmont Mining Corporation for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Denver, Colorado

April 26, 2018